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                                                                   Exhibit 99.01
PROXY

                        HERITAGE FINANCIAL SERVICES, INC.
                         SPECIAL MEETING OF SHAREHOLDERS
                               ____________, 2000

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints ________________ and ________________, or either of them, as proxies of the undersigned, each with full power of substitution and resubstitution, to represent and to vote all of the shares of common stock of Heritage Financial Services, Inc. ("Heritage") which the undersigned beneficially holds of record on ___________, 2000 and would be entitled to vote at the Special Meeting of Shareholders of Heritage, to be held at _____________________, located at ________________________, Clarksville,
Tennessee 37041, on ___________, 2000, at ___:____ __.m., local time, and at any adjournments thereof, with all of the powers the undersigned would possess if personally present, on the matters set forth below.

         The Board of Directors of Heritage recommends a vote FOR approval of Proposal 1.

         Only holders of shares of Heritage common stock of record at the close of business on __________, 2000 are entitled to notice of, and to vote at, the Special Meeting of Shareholders or any adjournment or postponement thereof.

         1. Approval and adoption of the Agreement of Affiliation and Merger ("Agreement"), dated September 8, 1999, between Heritage and Old National Bancorp, pursuant to which Heritage will merge with and into Old National and each outstanding share of Heritage common stock will be converted into the right to receive 3.3075 shares of Old National common stock, all as provided for in the Agreement.

                          [ ] FOR          [ ] AGAINST        [ ] ABSTAIN

         2. In their discretion, on such other matters as may properly come before the Special Meeting.


                           Please sign on reverse side


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                           (continued from other side)

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL. ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES NAMED ABOVE. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.



DATED:  _______________, 2000                 ----------------------------------
                                                  (Signature of Shareholder)



                                              ----------------------------------
                                                  (Signature of Shareholder)


                                              Please sign exactly as your name
                                              appears on your stock certificates
                                              and on the label placed to the
                                              left. Joint owners should each
                                              sign personally. Trustees,
                                              guardians, executors and others
                                              signing in a representative
                                              capacity should indicate the
                                              capacity in which they sign.